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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-135137 of our reports dated March 14, 2006, relating to the consolidated financial statements and financial statement schedule of ITC Holdings Corp. and management's report on the effectiveness of internal control over financial reporting, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
September 22, 2006

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM